                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 17, 1997


                      THE TRAVELERS INSURANCE COMPANY

                      By: /s/ Marla A. Berman
                         --------------------------------------------
                         Name:  Marla A. Berman
                         Title: Assistant Secretary


                      THE TRAVELERS INSURANCE GROUP INC.

                      By: /s/ Marla A. Berman
                         --------------------------------------------
                         Name:  Marla A. Berman
                         Title: Assistant Secretary

                      PFS SERVICES, INC.

                      By: /s/ Stephanie B. Mudick
                         -------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Assistant Secretary & Vice President

                      ASSOCIATED MADISON COMPANIES, INC.

                      By: /s/ Stephanie B. Mudick
                         -------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Assistant Secretary & Vice President

                      TRAVELERS GROUP INC.

                      By: /s/ Stephanie B. Mudick
                         -------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Assistant Secretary